Exhibit 10.2

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (“First Amendment”) is dated for reference purposes as of January 9, 2013, by and between HINES REIT ONE WILSHIRE SERVICES, INC., a Delaware corporation (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

R E C I T A L S :

A.                                    Landlord and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Existing Lease”), pursuant to which Landlord subleased to Tenant and Tenant subleased from Landlord certain space (the “Premises”) consisting of approximately 10,848 rentable square feet on the fourth (4th) floor of that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”).  The Existing Lease is actually a sublease of the Premises, as Landlord is the tenant of the Premises pursuant to the Master Lease between Master Landlord, as landlord, and Landlord, as tenant.

B.                                    References to “the Lease” in this First Amendment, and, following the Amendment Date, references to “this Lease” in the Existing Lease shall all mean and refer to the Existing Lease, as amended by this First Amendment.  Unless otherwise specified herein, all references in this First Amendment to an Article or Section number of “the Lease” shall refer to such article or section number in the Existing Lease.

C.                                    Disputes have arisen between Landlord and Tenant and between Tenant and Master Landlord as to how much electrical and generator power Landlord under the Existing Lease and/or Master Landlord under the Master Lease are required to provide and/or make available to the Premises (collectively, the “Dispute”).

D.                                    Concurrently with the execution of this First Amendment:  (i) Master Landlord and Landlord are executing an amendment to the Master Lease (the “Master Lease Amendment”) to, among other things, (a) extend the current lease term of the Master Lease for five (5) years, and (b) address matters arising out of the Dispute, including, without limitation, to set forth Master Landlord’s obligations with respect to the amount of electrical and generator power that will be made available to the Premises by Master Landlord under the Master Lease for use by Landlord (and ultimately by Tenant under the Lease); and (ii) Master Landlord and Tenant are executing that certain Fourth Amendment to Lease (the “CRG Direct Lease Amendment”) to, among other things, (a) extend the current lease term of the CRG Direct Lease for five (5) years, and (b) address matters arising out of the Dispute, including, without limitation, to set forth Master Landlord’s obligations with respect to the amount of electrical and generator power that will be made available to the premises leased by Tenant thereunder and to the Premises.

E.                                     Landlord and Tenant now desire to amend the Existing Lease to:  (i) settle the Dispute and set forth Landlord’s obligations as sublandlord under the Lease with respect to the amount of electrical and generator power that will be made available to the Premises by Master Landlord under the Master Lease Amendment; (ii) consent to the Master Lease Amendment; (iii) extend the Lease Term; and (iv) modify various terms and provisions of the Existing Lease, all as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized Terms; Definitions; Rentable Square Feet.

1.1                               Capitalized Terms.  Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this First Amendment shall have the same meaning given such terms in the Existing Lease.

1.2                               Definitions.  From and after the date on which both Landlord and Tenant have executed and delivered this First Amendment (the “Amendment Date”), the following defined terms are added to, or amended in, as applicable, the Lease:

1.2.1                     “Lease Term” is amended and restated in its entirety to mean the Lease Term as extended from time to time under the Lease, and the “original Lease Term” or “initial Lease Term” is deemed to mean the portion of the Lease Term expiring on July 31, 2017.

1.2.2                     “First Amendment” shall mean the First Amendment to Sublease, dated for reference purposes only as of January 9, 2013, between Landlord and Tenant.

1.2.3                     “CRG Direct Lease” is amended and restated in its entirety to mean that certain Lease dated as of August 1, 2007, between Master Landlord, as landlord, and Tenant, as tenant, as amended by (i) First Amendment to Lease dated as of May 1, 2008, (ii) Second Amendment to Lease dated as of November 5, 2009, (iii) Third Amendment to Lease dated as of June 15, 2011, and (iv) the CRG Direct Lease Amendment, dated for reference purposes only concurrently with the First Amendment.

1.2.4                     “Master Lease” is amended and restated in its entirety to mean that certain Lease dated as of August 1, 2007, between Master Landlord, as landlord, and Landlord, as tenant, as amended by the Master Lease Amendment, dated for reference purposes only concurrently with the First Amendment.

1.3                               Rentable Square Feet.  For purposes of clarification, (i) the Premises contains a total of 10,848 rentable square feet, and (ii) such square footage amount is not subject to re-measurement by Landlord or Tenant.

2.                                      Consent to Master Lease Amendment.  Tenant consents to the Master Lease Amendment and all of the terms and provisions thereof.  Such consent is being provided by Tenant only as the subtenant under the Lease and shall have no impact on the CRG Direct Lease.

3.                                      Extended Term.  The Lease Term, which is currently scheduled to expire on July 31, 2017 (the “Existing Expiration Date”), is hereby extended for a period of five (5) years (the “Extended Term”) commencing on August 1, 2017 (the “Extended Term Commencement Date”), and expiring on July 31, 2022 (the “Extended Term Expiration Date”), unless sooner terminated, or further extended, as provided in the Lease.

4.                                      Base Rent.  The Base Rent payable by Tenant during the Extended Term shall be determined in accordance with Section 3.2 of the Lease, with the Adjustment Dates for the Extended Term to be the Extended Term Commencement Date and each annual anniversary thereof.

5.                                      Proposition 13 Protection.  From and after the Extended Term Commencement Date, the provisions of Section 4.5 of the Lease shall be deleted and of no further force or effect.

6.                                      Condition of Premises.  Except for Landlord’s obligation to cause Master Landlord to perform and pay for the Power Improvements pursuant to Section 8.3 below, (i) Landlord shall not be obligated to perform, provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and (ii) Tenant shall occupy and accept the Premises as of the Amendment Date in its then “AS IS” condition.

7.                                      Option Terms.  Tenant shall continue to have three consecutive options to further extend the Lease Term for a period of five years each with respect to the entire Premises pursuant to Section 2.2 of the Lease.

8.                                      Electrical and Generator Power.

8.1                               Except as otherwise expressly provided in this Section 8 or Section 9, below, to the contrary, all capitalized terms used in this Section 8 and such Section 9 but not defined in this First Amendment shall have the same meaning given such terms in Section 11 of the CRG Direct Lease Amendment (the “Power Provision”).

8.2                               Effective as of the Amendment Date, (i) the 1st sentence of the last paragraph of Section 6.9.2 of the Lease is deleted, (ii) the phrase “Landlord Generators” in the last sentence of Section 6.9.2 of the Lease is deleted and replaced with the phrase “Generators other than Generator No. 9 and the Tenant Connecting Equipment therefor (as each term is defined in the CRG Direct Lease Amendment)”, and (iii) Exhibit F attached to the Lease is deleted and replaced with Exhibit F attached to this First Amendment (“New Exhibit F”).

8.3                               If and to the extent applicable to the Premises (referred to in the CRG Direct Lease Amendment as the “4th Floor Space”), the Power Provision is incorporated herein by reference and shall govern the rights and obligations of Landlord and Tenant under the Lease with respect to the subject matter thereof; provided that:

8.3.1                     Power shall be:  (i) supplied to the Premises through the Electrical Connections which service the Premises; (ii) separately submetered pursuant to and in accordance with Section 6.2 of the Lease; and (iii) separately paid for by Tenant to Landlord (or at Landlord’s option, directly to Master Landlord) pursuant to and in accordance with Section 6.2 of the Lease.

8.3.2                     As between Landlord and Tenant:  (i) references in the Power Provision to sections “of the Lease” shall mean and refer to such sections of the Existing Lease as defined in this First Amendment; (ii) Landlord shall cause Master Landlord to perform the obligations of “Landlord” with respect to the Premises as and when required under the Power Provision; (iii) the definition of “Special Equipment” in the Power Provision shall be limited to Tenant Connection Equipment; (iv) with respect to the waivers, releases and indemnities of Section 11.7, the defined terms “Landlord”, “Tenant”, “Landlord Parties” and “Tenant Parties” shall have the meaning ascribed to them in the Lease; (v) the first sentence of Section 11.3.1 and the last sentence of Section 11.6.1 shall not be in effect; (vi) Sections 11.2.2, 11.5.3, 11.6.3.1, 11.6.3.2, 11.6.3.3, 11.10.5.4, 11.10.6 and 11.11 shall not be in effect; and (vii) Exhibit F-3 and Exhibit F-4 shall not be in effect.

8.3.3                     Tenant (i) acknowledges and consents to Master Landlord’s right to take Landlord Curative Action in accordance with Section 11.7.2, and (ii) agrees that, subject to the terms of the Power Provision, Landlord shall have the right to cause Master Landlord to exercise and/or enforce its rights thereunder (and all of its other rights under the Power Provision) with respect to the Premises.

8.3.4                     If the CRG Direct Lease expires or terminates prior to the expiration or termination of the Lease, then effective from and after the date of such expiration or termination of the CRG Direct Lease, (i) Tenant shall no longer have any right to use, or draw Power from, the U2 Riser or Generator No. 9, and (ii) the Power amounts applicable to the Premises shall be reduced and revised as follows (in lieu of the applicable Power amounts set forth in the CRG Direct Lease Amendment, including Exhibit F-1 attached thereto):  (a) the Riser Allocation Amount which Tenant is entitled to draw for the Premises from each applicable Riser shall be as specified in line 1, Column A of page 2 of New Exhibit F; (b) the Generator Allocation Amount which Tenant is entitled to draw for the Premises from each applicable Generator in the event of a Power Interruption shall be as specified in line 1, Column B of page 2 of New Exhibit F; (c) the Maximum Building Power Amount shall be as specified in line 2, Column A of page 2 of New Exhibit F; and (d) the Maximum Generator Power Amount shall be as specified in line 2, Column B of page 2 of New Exhibit F.  The parties shall execute an amendment to the Lease to amend and restate therein the Power Provision (to the extent incorporated into this First Amendment) to include the foregoing and any other necessary and/or appropriate modifications to reflect that the CRG Direct Lease is no longer in effect.

8.4                               Restoration

8.4.1                     If Tenant modifies (or causes any modification of) any Electrical Connections serving the Premises following the Amendment Date by installing new cable and/or conduit from the Taps serving the Premises, then, prior to the expiration or earlier termination of the Lease, Tenant shall:  (i) leave in place the Taps serving the Premises having the aggregate rating shown for the applicable Riser and Generator on page 1 of New Exhibit F, together with all conduit and cabling and automatic transfer switches associated with such Taps; and (ii) leave in place all other Taps listed on page 1 of New Exhibit F serving such Riser and Generator, open the Tap disconnects and remove all connections from such other Taps, including all conduit and cabling and automatic transfer switches associated with such other Taps.

8.4.2                     If Tenant does not modify (or cause any modification of) any Electrical Connections serving the Premises following the Amendment Date by installing new cable and/or conduit from the Taps serving the Premises, then Tenant’s only restoration obligation with respect to such Electrical Connections shall be to surrender the same to Landlord in good working order and condition on or prior to the expiration or earlier termination of the Lease.

8.4.3                     Tenant shall be obligated to perform the restoration work described above in this Section 8.4 (the “Restoration Work”) (i) prior to the expiration of the Lease Term; (ii) at Tenant’s cost; and (iii) pursuant to and in accordance with Article 8 of the Lease and the applicable provisions of Section 2.1 of the Summary and Section 6.9 of the Lease.

9.                                      Release and Waiver.

9.1                               Release by Tenant.  In consideration for Landlord’s covenants and agreements set forth in this First Amendment, including, without limitation, in Section 8 above, Tenant, on behalf of itself and all of its agents, attorneys, partners, members, joint venturers, officers, directors, shareholders, employees, representatives, affiliates, predecessors, successors, assigns, and subtenants, and each of them, hereby forever:  (i) waives and relinquishes any right to (a) dispute that prior to the First Increase Date, Landlord had or has any obligation to make available, or cause Master Landlord to make available, electrical or generator power (including any Power) to the Premises in excess of the amount of Power to be made available to the Premises as of the Amendment Date pursuant to and in accordance with the Power Provision, or (b) dispute that prior to the Improvement Deadline, Landlord had or has any obligation to make available, or cause Master Landlord to make available, electrical or generator power (including any Power) to the Premises in excess of the amount of Power to be made available to the Premises as of the First Increase Date pursuant to and in accordance with the Power Provision, or (c) claim a breach by Landlord for any period prior to the Amendment Date with respect to any obligations of Landlord to provide or make available, or cause Master Landlord to provide or make available, electrical power and/or generator power to the Premises (the matters described in clauses (a) through (c), collectively, the “Disputed Matters”); and (ii) releases, acquits and forever discharges Landlord and Master Landlord and their respective agents, attorneys, partners, members, joint venturers, officers, directors, shareholders, employees, representatives, affiliates, predecessors, successors and assigns (including, without limitation, any subsequent owner of the Project and any prior, existing or future mortgagee of the Project), and each of them (collectively, the “Released Parties”), from any and all demands, damages, charges, claims, liabilities, losses, costs, expenses, attorneys’ fees and/or causes of action of any type, kind, nature description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, previously existing, now existing or hereafter arising, in law or equity, which Tenant ever had or now has or hereafter can, shall, or may have against the Released Parties, and each of them, which arise out of or are in any way connected, directly or indirectly, to the Disputed Matters (collectively, the “Released Claims”), and those Released Claims only.  This release by Tenant shall not affect or apply to Landlord’s obligation to cause the Master Landlord to perform the Power Improvements or Landlord’s other obligations under Section 8 above.  Tenant acknowledges that it might hereafter discover facts different from or in addition to those Tenant now knows or believes to be true with respect to the Released Claims, and Tenant expressly agrees to assume the risk of possible discovery of additional or different facts, and agrees that this First Amendment shall be and remain effective in all respects regardless of such additional or different discovered facts, or any change in circumstances.

9.2                                                 Waiver of California Code of Civil Procedure Section 1542.  With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Tenant, being aware of the above code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect pertaining to the Released Claims.

9.3                                                 Claims Not Assigned.  Tenant represents and warrants to Landlord that it has not heretofore assigned or transferred or purported to assign or transfer to any person, firm, corporation or other entity, any of the Released Claims.  Tenant shall indemnify, defend and hold the Master Landlord/Landlord Parties harmless from and against any and all claims, demands, debts, damages, obligations, liabilities, costs, losses, expenses, rights of action, and causes of action based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

9.4                                                 No Admission of Liability.  Landlord and Tenant acknowledge that the provisions of Section 8 above and this Section 9 (and the provisions of Sections 11 and 12 of the CRG Direct Lease Amendment) represent a compromise and settlement pertaining to the Dispute, and by entering into this First Amendment, and by Master Landlord and Tenant entering into the CRG Direct Lease Amendment, none of Landlord, Master Landlord or Tenant admits or acknowledges the existence of any liability or wrongdoing.  This First Amendment and the CRG

Direct Lease Amendment shall not be treated as an admission of liability by any party thereto for any purpose.

10.                               Service Provider Agreement.  Landlord and Tenant are also parties to that certain Service Provider Agreement dated August 1, 2007, and agree that:  (i) the “Meet-Me Room Sublease” as that term is used in such Service Provider Agreement shall mean the Lease; (ii) the phrase “the expiration or earlier termination of the Meet-Me Room Sublease” in clause (i)(A) of Section 4.1 thereof, is intended to and shall include any renewal or extension of the Lease Term, including the extension for the Extended Term as provided for in this First Amendment; (iii) the “Service Provider Main Lease” as that term is used in such Service Provider Agreement shall mean the CRG Direct Lease; and (iv) the phrase “the expiration or earlier termination of the Service Provider Main Lease” in clause (ii) of Section 4.1 thereof, is intended to and shall include any renewal or extension of the lease term of the CRG Direct Lease, including the 5-year lease extension provided for in the CRG Direct Lease Amendment.

11.                               Address of Landlord.  Landlord’s address currently set forth in Section 11 of the Summary, is amended by deleting the second notice address (i.e., the “copy to” address) therein and replacing it with the following:

“with a copy to:

Hines REIT One Wilshire LP,
c/o Hines Interests Limited Partnership
624 South Grand Avenue, Suite 2435
Los Angeles, California 90017
Attention:  Property Manager”

12.                               Brokers.  Landlord and Tenant each hereby represents and warrants to the other party that:  (i) it has had no dealings with any real estate broker or agent in connection with the negotiation and execution of this First Amendment other than (a) Hines Interests Limited Partnership (“Hines Interests”) representing Landlord (whose commissions, if any, shall be paid by Landlord pursuant to a separate agreement between Landlord and Hines Interests) and (b) CoreSite Realty Corporation (“CS Realty”) representing Tenant (whose commissions, if any, shall be paid by Tenant pursuant to a separate agreement between Tenant and CS Realty); and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the breach by the indemnifying party of any of such indemnifying party’s representations, warranties and/or covenants set forth above in this Section 12.

13.                               Other Documents.  Any term defined in or provision incorporated into this First Amendment by reference to any other agreement or instrument shall continue to have such definition or be so incorporated, as applicable, whether or not such other agreement or instrument then is in effect.

14.                               No Further Modification.  Except as set forth in this First Amendment, all of the terms and provisions of the Existing Lease shall remain unmodified and in full force and effect.

15.                               Counterparts.  This First Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this First Amendment has been executed by each of the parties as of the day and year written immediately below their respective signatures.

“LANDLORD”	HINES REIT ONE WILSHIRE SERVICES, INC.,
a Delaware corporation

	By:	/s/ Edmund Donaldson
	Name:	Edmund Donaldson
	Its:	Chief Investment Officer

	Date:	January 10, 2013

“TENANT”	CORESITE ONE WILSHIRE, L.L.C.,
a Delaware limited liability company

	By:	/s/ Thomas M. Ray
	Name:	Thomas Ray
	Its:	President

	Date:	January 10, 2013

CONSENT BY MASTER LANDLORD

The undersigned, as Master Landlord of the Master Lease referenced above, consents to the foregoing First Amendment to Lease and all of the terms and provisions thereof, and agrees that (i) all references in the Lease to the “Lease” (including, without limitation in the Master Landlord’s Consent set forth immediately below the Landlord’s and Tenant’s signatures on the Lease) shall mean the original Lease dated August 1, 2007 between Landlord and Tenant, as amended by the foregoing First Amendment to Lease, and (ii) all references in the Master Lease to the “CRG Sublease” shall mean the original Lease dated August 1, 2007 between Landlord and Tenant, as amended by the foregoing First Amendment to Lease.

“MASTER LANDLORD”	HINES REIT ONE WILSHIRE LP,
a Delaware limited partnership

By: Hines REIT One Wilshire GP LLC,
a Delaware limited liability company

	By:	/s/ Edmund Donaldson
	Name:	Edmund Donaldson
	Its:	Manager

	Date:	January 10, 2013

EXHIBIT F

New Exhibit F

Tap Rating

		Column C	Column D	Column E
Column A Applicable Riser	Column B Applicable Generator	Applicable Automatic Transfer Switch	Riser Tap Rating	Generator Tap Rating
DS3U1	Generator No. 1	MMR/ATS-9/SE	150	200
DS3U1	Generator No. 2	MMR/ATS-10/NE	150	200
DS3U1	Generator No. 6	MMR4- ATS 14	225	225
U4	Generator No. 4	MMR/ATS-12/S.FANRM	200	225
U4	Generator No. 4	MMR4-ATS 13	400	400

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EXHIBIT F

New Exhibit F

Allocation of Power per Riser and Generator

	Column A					Column B
	Power per Riser (in amps)					Power per Generator (in amps)
	DS3U1	DS30U1	U3	U4	U2	No. 1	No. 2	No. 3	No. 4	No. 6	No. 9

1	145	0	0	221	0	34	52	0	221	59	0
2	Maximum Building Power Amount: 366 amps					Maximum Generator Power Amount: 366 amps

Note:  Amounts shown on this page 2 includes Power for the Premises, only

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